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                                                                   Exhibit 10.50

                                CORECOMM LIMITED
                       2000 SPECIAL ATX STOCK OPTION PLAN


         1. Purpose; Construction.

                  This CoreComm Limited 2000 Special ATX Stock Option Plan (the "Plan"), is intended to fulfill an obligation to the holders of "Phantom Units" under the 1998 Phantom Unit Plan (the "ATX Plan") formerly in place at the Corporation's predecessor ATX Telecommunications Services, Inc. and generally to encourage stock ownership by certain employees of CoreComm Limited (the "Corporation"), so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees to remain in the employ of the Corporation or its affiliates and to put forth maximum efforts for the success of the business.

         2.       Definitions.

                  As used in this Plan, the following words and phrases shall have the meanings indicated:

                  (a) "AWARD" shall mean each of an Option and a Stock Award made or granted from time to time hereunder.

                  (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  (d) "FAIR MARKET VALUE" per share as of a particular date shall mean (i) if the shares of common stock, par value $.01 per share, of the Corporation ("Common Stock") are then traded on an over the counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, (ii) if the shares of Common Stock are then listed on the NASDAQ Stock Market' s National Market or other national securities exchange, the closing sales price per share on the date of grant or on the last preceding date on which there was a sale of such Common Stock on such exchange, or (iii) if the shares of Common Stock are not then traded in an over-the-counter market or listed on NASDAQ or a national securities exchange, such value as the Committee in its discretion may determine.

                  (e) "GRANTEE" shall mean a person who has been granted an Award under the Plan.
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                  (f) "OPTION" shall mean a right to purchase Common Stock
(including the associated right to purchase Series C Junior Participating Preferred Stock of the Corporation, par value $.01, per share) that is granted under Section 6(a) of the Plan.

                  (g) "PARENT CORPORATION" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time of granting an Option, each of the corporations other than the Corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (h) "RULE 16b-3" shall mean Rule 16b-3 promulgated under
Section 16 of the Exchange Act (or any other comparable provisions in effect at the time or times in question).

                  (i) "STOCK AWARD" shall mean an award of shares of Common Stock (including the associated right to purchase Series C Junior Participating Preferred Stock of the Corporation, par value $.01, per share) that is granted under Section 6(b) of the Plan.

                  (j) "SUBSIDIARY CORPORATION" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. Administration.

                  The Plan shall be administered by the Compensation and Option Committee of the Corporation's Board of Directors (the "Board") or such other committee appointed either by the Board or by such Compensation and Option Committee (the "Committee"); provided, however, to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Exchange Act, with respect to the acquisition or disposition of securities hereunder, action by the Committee may be by a subcommittee of a committee of the Board composed solely of two or more "non-employee directors," within the meaning of Rule 16b-3, appointed by the Board or by the Committee, or by a committee composed solely of two or more "non-employee directors," within the meaning of Rule 16b-3, as a result of the refusal of those members who do not qualify as non-employee directors. Notwithstanding anything in the Plan to the contrary, and to the extent determined to be necessary to satisfy an exemption under Rule 16b-3 with respect to a grant hereunder (and, as applicable, with respect to the disposition to the Corporation of a security hereunder), or as otherwise determined advisable by the Committee, the terms of such grant and disposition under the Plan shall be subject to the prior approval of the Board. Any prior approval of the Board, as

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provided in the preceding sentence, shall not otherwise limit or restrict the authority of the Committee to make grants under the Plan.

                  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to (1) determine when and to whom Awards will be granted; (2) determine the number of Shares covered by each Award; (3) determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); (4) interpret and administer the Plan; (5) resolve any ambiguity, reconcile any inconsistency and correct any default or deficiency and/or supply any omission in the Plan any instrument or agreement related thereto, (6) prescribe, amend and rescind rules and regulations relating to the Plan; and (7) determine the terms and provisions contained in each written agreement evidencing an Award ("Award Agreements") (which need not be identical) entered into in connection with Awards granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

                  The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee may be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at any meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

                  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

         4. Eligibility.

                  Awards may be granted to employees of the Corporation who were former employees of ATX Telecommunications Services, Inc. or its predecessor and were participants in the ATX with a vested interest in "Phantom Units" (as such term is defined in the ATX Plan) granted to such individual under the ATX Plan.

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         5. Stock.

                  The stock subject to Awards hereunder shall be shares of the Corporation's Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under the Plan may equal but shall not exceed 4,500,000. In the event that any outstanding Option under the Plan for any reason expires or is canceled, surrendered or otherwise terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Awards under the Plan.

         6.       Awards.

                  (a) OPTIONS. Options granted pursuant to this Section 6(a) are not intended to constitute Incentive Stock Options pursuant to Section 422 of the Code and shall be subject only to the general terms and conditions specified in this Section 6(a) and in Section 7 hereof as applicable. Each Option to purchase Common Stock granted under the Plan is intended to include an associated right (the "Right") to purchase one one-hundredth of a share of Series C Junior Participating Preferred Stock, par value $0.01 per share, at an exercise price (the "Purchase Price") of $ 50.00 per Right, subject to adjustments. Each Right may only be transferred in conjunction with the associated share of Common Stock until after the tenth business day after (1) the date a public announcement is made that a person or group of persons has acquired beneficial ownership of 18% or more of the Common Stock or (2) the date such a person or group has consummated a tender offer or other transaction that would result in that person or group reaching that level of ownership whereupon the Rights will be transferable separately. If a person or group makes an announcement that it has acquired beneficial ownership of 18% or more of the Common Stock or the Board declares any person or group to be an adverse acquiror, each Right will entitle the holder to purchase Common Stock at 50% of its then Fair Market Value. The total dollar amount of Common Stock so purchasable will equal the Purchase Price then in effect. The other terms and conditions of the Rights are governed by the terms of the Rights Agreement dated as of September 29, 2000 between the Company and Continental Stock Transfer & Trust Company (the "Rights Agreement").

                  (b) STOCK AWARDS. The Committee shall have the authority to grant to a Grantee a Stock Award which shall consist of an award of shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that any such Award must comply, to the extent deemed desirable by the Committee with Rule 16b-3 and applicable law. Each Award granted hereunder shall be subject only to the general terms and conditions specified in this Section 6(b) and in Section 7 hereof, as applicable and in the Award Agreement evidencing such Award.

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         7. Terms and Conditions of Awards.

            Each Award granted pursuant to the Plan shall be evidenced by a written Award Agreement entered into between the Corporation and the Grantee, which agreement shall comply with and be subject to the following terms and conditions, as applicable:

            (a) NUMBER OF SHARES AND EXERCISE PERIOD. Each Award Agreement shall state the number of shares of Common Stock to which the Option relates and the period of time over which the Option may be exercised (the "Exercise Period") which period may not exceed ten (10) years.

            (b) OPTION PRICE. The Option Price, shall be the price determined by the Committee but shall not be less than thirty percent (30%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in
Section 7(g) hereof.

            (c) MEDIUM AND TIME OF PAYMENT. Subject to the terms of the Award Agreement, Options may be exercised in whole or in part at any time during the Exercise Period by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock to be purchased, accompanied by payment of the Option Price.

            (d) TERM AND EXERCISE OF OPTIONS. Payment of the Option Price shall be made in such manner as the Committee may provide in the Award Agreement, which may include cash (including cash equivalents, such as by certified or bank check payable to the Corporation), delivery of unrestricted shares of Common Stock that have been owned by the Grantee or, as applicable, a transferee (as provided in Section 7(e)) for at least six months, any other manner permitted by law as determined by the Committee, or any combination of the foregoing.

                  (i) Subject to the terms of the Award Agreement and Section 7(a), each Option shall be exercisable as of the date of grant and over the Exercise Period upon the conditions that the Committee may determine, each as reflected in the Award Agreement. An Option may be exercised, as to any or all full shares of Common Stock by giving written notice of such exercise to the Committee or to such individuals) as the Committee may from time to time designate. Subject to the terms of the Award Agreement, upon a Grantee's termination of employment with the Corporation, Subsidiary Corporation and Parent Corporation the Option granted to such Grantee shall remain exercisable through the last day of the Exercise Period reflected in the Award Agreement.

            (e) NONTRANSFERABILITY OF OPTIONS. Except as provided in this
Section 7(e), no Option granted hereunder shall be transferable by the Grantee to whom granted, other than by will or the laws of descent or distribution, and the Option may be exercised during the lifetime of such Grantee only by the Grantee or such
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Grantee's guardian or legal representative. Subject to such conditions as the
Committee may prescribe, a Grantee may, upon providing written notice to the General Counsel of the Corporation, elect to transfer an Option granted to such Grantee, without consideration therefor, to members of his or her immediate family (as defined below), to a trust or trusts maintained solely for the benefit of the Grantee and/or the members of the Grantee and/or the members of his or her immediate family, or to a partnership whose only partners are the Grantee and/or the members of his or her immediate family. Any purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance that does not qualify as a permissible transfer under this Section 7(e) shall be void and unenforceable against the Plan and the Corporation. For purposes of this
Section 7(e), the term "immediate family" shall mean, with respect to a particular Grantee, the Grantee's spouse, children or grandchildren, and such other persons as may be determined by the Committee. The terms of any such Award Agreement and the Plan shall be binding upon a permissible transferee, and the beneficiaries, heirs and successors of the Grantee and, as applicable, a permissible transferee. Notwithstanding anything in the Plan to the contrary, the Committee or Board may also provide that certain Options granted pursuant to the Plan shall be fully and immediately transferable.

            (f) TERMS RELATED TO STOCK AWARDS. Subject to any applicable Award Agreement, the Committee shall determine the form and conditions of any Stock Award, including without limitation, the number of shares of Common Stock granted pursuant to such Stock Award. Each share of Common Stock awarded under the Plan shall also include the Right, described in Section 6(a) hereof.

            (g) EFFECT OF CERTAIN CHANGES.

                  (1) (i) If there is any change in the number of shares of Common Stock through the declaration of stock or cash dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or other corporate transactions affecting the capitalization of the Corporation, the aggregate number of shares of Common Stock available for Awards, the number of such shares covered by outstanding Options and Stock Awards the number of shares set forth in Section 5 hereof and the Option Price may be adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of any other extraordinary corporate transaction, including, but not limited to distributions of cash or other property to the Corporation's shareholders, or in connection with the transaction described in section 424(a) of the Code, the Committee may, in its sole discretion, equitably adjust Awards, in any and all ways, as it deems appropriate, and the Committee's powers shall include without limitation, the power to adjust the number and/or kind of shares or property in respect to which Awards may be exercised, and the power to change the issuer of an Award to give appropriate effect to any such transaction. The Committee may equitably adjust outstanding Awards as it deems appropriate.
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                  (ii) Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards of whatever nature, including without limitation, "Phantom Units" (as such term is defined in the ATX Plan) granted under the ATX Plan; previously granted by the Corporation or a company acquired by the Corporation or with which the Corporation otherwise combines ("Substitute Awards"). The number of shares of Common Stock of the Corporation underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock of the Corporation available for Awards under the Plan.

                  (iii) Any shares of Common Stock of the Corporation delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Common Stock of the Corporation or of treasury shares.

            (2) In the event of the proposed dissolution or liquidation of the Corporation, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option (at its then Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Committee; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Grantee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Options (unless earlier terminated in accordance with their terms) as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Option would not otherwise be exercisable, provided, further, that failure to provide such notice shall not invalidate or affect the action with respect to which such notice was required.

            (3) In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

            (4) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

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            (5) Except as hereinbefore expressly provided in this Section 7(g), the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

                  (h) RIGHTS OF OPTION HOLDERS AS A STOCKHOLDER. A Grantee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except (i) with respect to the Right described in
Section 6(a) and 7(f) and (ii) provided in Section 7(g) hereof

                   (i) OTHER PROVISIONS. The Award Agreements evidencing Awards granted under the Plan shall contain such other provisions, including without limitation, the imposition of restrictions upon the exercise of an Option.

            8. Withholding Taxes.

               If the Committee shall so require, each Grantee shall agree that:

               (a) no later than (i) in the case of Options granted hereunder the date of exercise of any Option, or (ii) in the case of Stock Awards granted hereunder, the date of grant of a Stock Award, the Grantee will pay to the Corporation or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, of grant of such Stock, as applicable, and

               (b) the Corporation shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon (i) the exercise of such Option from any payment of any kind otherwise due to the Grantee and (ii) the grant of a Stock Award.

         9. Term of Plan.

               Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.
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         10.      Amendment and Termination of the Plan.

                  The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that no amendment that requires stockholder approval under applicable law, under the rules or regulations of any securities exchange or regulatory agency, or in order for the Plan to continue to comply with Rule 16b-3 or, if applicable, shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Corporation. Except as provided in Section 7 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted, unless the written consent of the Grantee or, as applicable, a transferee, is obtained.

               11. Interpretation.

                   The Plan is designed and intended to comply with Rule 16b-3 and all provisions hereof shall be construed in a manner to so comply.

               12. Effect of Headings.

                   The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

               13. Governing Law.

                   The Plan shall be governed by the laws of the State of Delaware.

               14. Effective Date of Plan.

                   The effective date of the Plan is the date the Plan is adopted by the Board.